Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 4, 2025, by and between SAFE AND GREEN DEVELOPMENT CORPORATION, a Delaware corporation (the “Company”), and those certain investors identified on the signature page hereto (together with it permitted assigns, individually, each an “Investor” and collectively, the “Investors”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in that certain Securities Purchase Agreement by and between the Company and the Investors, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

WHEREAS:

The Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to sell to the Investors the Securities and to induce the Investors to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws;

Pursuant to the terms of the Purchase Agreement, the Company has agreed, among other things, to register the Underlying Shares that the Investors will receive upon conversion or exercise of the Debentures that the Investors acquired on the Third Closing Date (the “Third Closing Debentures”) and the related Warrants issued to the Investors in accordance with the Third Closing (the “Third Closing Warrants”).

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.	DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

a. “Effective Date” means the date that the applicable Registration Statement has been declared effective by the SEC.

b. “Excluded Registration” means any registration of equity securities of the Company solely for a Company sponsored employee benefit plan.

c. “Investors” shall have the meaning set forth above.

d. “Person” means any individual or entity including but not limited to any corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

e. “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act and/or pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such registration statement(s) by the United States Securities and Exchange Commission (the “SEC”).

f. “Registrable Securities” means all of (i) the Underlying Shares and (ii) the Common Stock issued to the Investors as a result of any share split, share dividend, reclassification, exchange or similar event or otherwise, without regard to any limitation on purchases under the Purchase Agreement or the related agreements entered into therewith.

g. “Registration Statement” means one or more registration statements of the Company covering only the sale of the Registrable Securities.

h. “Underlying Shares” means, with respect to the Third Closing Debentures and the Third Closing Warrants, the Common Stock and the Warrant Shares issued and issuable pursuant to the terms of the Third Closing Debentures and Third Closing Warrants, as applicable, in each case without respect to any limitation or restriction on the conversion of the Third Closing Debentures or the exercise of the Third Closing Warrants.

2.	REGISTRATION.

a. Mandatory Registration. The Company shall, within sixty (60) calendar days following the Third Closing Date (the “Filing Deadline”), file with the SEC a Registration Statement covering the maximum number of Registrable Securities issuable under the Third Closing Debenture and the Third Closing Warrants as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations, including but not limited to Rule 415 under the Securities Act, so as to permit the resale of such Registrable Securities by the Investors at then-prevailing market prices (and not fixed prices), subject to the aggregate number of authorized share capital of the Company’s Common Stock then available for issuance in its Organizational Documents. The Registration Statement shall register only Registrable Securities issuable under the Third Closing Debentures and the Third Closing Warrants unless otherwise approved by the Investors. The Investors and their counsel shall have a reasonable opportunity to review and comment upon such Registration Statement and any amendment or supplement to such Registration Statement and any related prospectus prior to its filing with the SEC, and the Company shall give due consideration to all reasonable comments; provided, however that if such comments are not provided within two days then the Filing Deadline and First Registration Statement Effectiveness Date shall be extended by the number of days from the date the Registration Statement is received by each Investor until it or its counsel provides comments. The Investors shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall have the Registration Statement and any amendment declared effective by the SEC no later than the First Registration Statement Effectiveness Date. The Company shall keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investors of all of the Registrable Securities covered thereby at all times until the date on which the Investors shall have resold all the Registrable Securities covered thereby and no available amount of Registrable Securities issuable under the Third Closing Debentures and/or the Third Closing Warrants remains (the “Registration Period”). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. In the event that the Registration Statement becomes stale, the Company shall immediately file one or more post-effective amendments to obtain an effective Registration Statement.

b. Rule 424 Prospectus. The Company shall, as required by applicable securities regulations, from time to time file (in each case, at the earliest possible date) with the SEC, pursuant to Rule 424 promulgated under the Securities Act, the prospectus and prospectus supplements, if any, to be used in connection with sales of the Registrable Securities under the Registration Statement. The Company shall file such initial prospectus covering the Investors’ sale of the Registrable Securities on the same date that the Registration Statement is declared effective by the SEC. The Investors and their counsel shall have a reasonable opportunity to review and comment upon such prospectus prior to its filing with the SEC, and

c. the Company shall give due consideration to all such comments. The Investors shall use their reasonable best efforts to comment upon such Registration Statement or prospectus within two (2) Business Days from the date the Investors receive the final pre-filing version of such prospectus.

d. Sufficient Number of Shares Registered. In the event the number of shares available under the Registration Statement is insufficient to cover all of the Registrable Securities, the Company shall amend the Registration Statement or file a new Registration Statement (a “New Registration Statement”), so as to cover all of such Registrable Securities (subject to the limitations set forth in Section 2(a)) as soon as practicable, but in any event not later than twenty (20) Business Days after the necessity thereof arises, subject to any limits that may be imposed by the SEC pursuant to Rule 415 under the Securities Act. The Company shall use its reasonable best efforts to cause such amendment and/or New Registration Statement to become effective as soon as practicable following the filing thereof. The Company agrees that it shall not file any other registration statement under the Securities Act (other than with respect to other employee related plans or rights offerings) (“Other Registration Statement”) unless all of the Registrable Securities have been included in such Other Registration Statement or otherwise have been registered for resale as described above.

e. Offering. If the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investors under Rule 415 at then prevailing market prices (and not fixed prices), or if after the filing of the Registration Statement with the SEC pursuant to Section 2(a), the Company is otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such initial Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such initial Registration Statement (with the prior consent, which shall not be unreasonably withheld, of the Investors and their legal counsel as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall file one or more New Registration Statements in accordance with Section 2(c) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the prospectus contained therein is available for use by the Investors. Notwithstanding any provision herein or in the Purchase Agreement to the contrary, the Company’s obligations to register Registrable Securities (and any related conditions to the Investors’ obligations) shall be qualified as necessary to comport with any requirement of the SEC or the Staff as addressed in this Section 2(d).

f. Effect of Failure to File and Obtain and Maintain Effectiveness of any Registration Statement.

(i) If a Registration Statement covering the resale of all of the Registrable Securities required to be covered thereby (disregarding any reduction pursuant to Section 2(d)) and required to be filed by the Company pursuant to this Agreement is not filed with the SEC on or before the Filing Deadline for such Registration Statement then, as partial relief for the damages to Investors by reason of any such delay in its ability to sell the underlying Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), to the extent no Warrant Shares or Conversion Shares (as defined in the Third Closing Debentures) have been registered, the Company shall be obligated to make payments to the Investors, as liquidated damages and not as a penalty, in an amount equal to 2% of the amount then currently outstanding under the Third Closing Debentures (including, without limitation, all principal, interest and other payments due thereon) for each 30-day period following the Filing Deadline, or pro rata for any portion thereof following the Filing Deadline, and such payments shall be made to the Investors in cash not later than two (2) Trading Days after the end of each 30- day period. Notwithstanding the foregoing, in no event shall the amount payable as liquidated damages exceed 12% of the principal amount of the Third Closing Debentures.

(ii) If a Registration Statement covering the resale of all of the Registrable Securities required to be covered thereby (disregarding any reduction pursuant to Section 2(d)) and required to be filed by the Company pursuant to this Agreement (x) is not declared effective by the SEC on or before the First Registration Statement Effectiveness Date for such Registration Statement (an “Effectiveness Failure”), and (y) if on the two Business Days immediately following the Effective Date for such Registration Statement the Company shall not have filed a “final” prospectus for such Registration Statement with the SEC under Rule 424 in accordance with Section 2(b) (whether or not such a prospectus is technically required by such rule), then, as partial relief for the damages to Investors by reason of any such delay in its ability to sell the underlying Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, the remedies set forth in Section 2(e)(i) above) the Company shall be deemed to not have satisfied this clause (ii) and such event shall be deemed to be an Effectiveness Failure), then to the extent no Warrant Shares or Conversion Shares (as defined in the Third Closing Debentures) have been registered, the Company shall be obligated to make payments to Investors, as liquidated damages and not as a penalty, in an amount equal to 2% of the amount then currently outstanding under the Third Closing Debentures (including, without limitation, all principal, interest and other payments due thereon) for each 30-day period or pro rata for any portion thereof following the Effectiveness Deadline, and such payments shall be made to Investors in cash not later than two (2) Trading Days after the end of each 30-day period. Notwithstanding the foregoing, in no event shall the amount payable as liquidated damages exceed 12% of the principal amount of the Third Closing Debentures.

3.	PIGGYBACK REGISTRATION.

a. Right to Piggyback. (i) Whenever the Company is required or proposes to register any of its equity securities under the Securities Act (including primary and secondary registrations, and other than pursuant to an Excluded Registration) (a “Piggyback Registration”), the Company will give at least ten (10) days prior written notice to the Investors of its intention to effect such Piggyback Registration and, subject to the terms of Sections 3(b) and 3(c), will include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after delivery of the Company’s notice. Such written requests for inclusion will inform the Company of the number of Registrable Securities the Investors wish to include in such registration statement. If the Investors decide not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, the Investors will nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Investors may withdraw its request for inclusion at any time prior to executing the underwriting agreement, or if none, prior to the applicable registration statement becoming effective.

(ii) If a Registration Statement under which the Company gives notice under this Section 3 is for an underwritten offering, then the Company will so advise the Investors. In such event, the right of the Investors’ Registrable Securities to be included in a registration pursuant to this Section 3 will be conditioned upon the Investors’ participation in such underwriting and the inclusion of the Investors’ Registrable Securities in the underwriting to the extent provided herein. If the Investors determine to distribute their Registrable Securities through such underwriting then the Investors will enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. If the Investors disapprove of the terms of any such underwriting, the Investors may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration but are eligible for a future registration.

b. Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their good faith opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration: (i) first, the securities the Company proposes to sell, (ii) second, any Registrable Securities requested to be included in such registration by the Investors which, in the opinion of the underwriters, can be sold without any such adverse effect and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

c. Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s equity securities and the managing underwriters advise the Company in writing that in their good faith opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration: (i) first, the Registrable Securities requested to be included in such registration by the Investors which, in the opinion of the underwriters, can be sold without any such adverse effect, (ii) second, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

d. Right to Terminate Registration. The Company will have the right to terminate or withdraw any registration initiated by it under this Section 3, whether or not any holder of Registrable Securities has elected to include securities in such registration. The Company shall give prompt written notice of such termination to the Investors.

e. Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the legal counsel for the Company, the investment banker(s) and manager(s) for the offering shall be selected by the Company.

4.	RELATED OBLIGATIONS.

With respect to the Registration Statement and whenever any Registrable Securities are to be registered pursuant to Section 2 including on any New Registration Statement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement or any New Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement or any New Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

b. The Company shall permit the Investors to review and comment upon the Registration Statement or any New Registration Statement and all amendments and supplements thereto at least two (2) Business Days prior to their filing with the SEC, and not file any document in a form to which Investors reasonably object. The Investors shall use their reasonable best efforts to comment upon the Registration Statement or any New Registration Statement and any amendments or supplements thereto within two (2) Business Days from the date the Investors receive the final version thereof. The Company shall furnish to the Investors, without charge, any correspondence from the SEC or the Staff to the Company or its representatives relating to the Registration Statement or any New Registration Statement.

c. Upon request of the Investors, the Company shall furnish to the Investors, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such registration statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any registration statement, a copy of the prospectus included in such registration statement and all amendments and supplements thereto (or such other number of copies as the Investors may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Investors may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investors. For the avoidance of doubt, any filing available to the Investors via the SEC’s live EDGAR system shall be deemed “furnished to the Investors” hereunder.

d. The Company shall use its reasonable best efforts to (i) register and qualify the Registrable Securities covered by a registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investors reasonably request, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investors who hold Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

e. As promptly as practicable after becoming aware of such event or facts, the Company shall notify the Investors in writing of the happening of any event or existence of such facts as a result of which the prospectus included in any registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such registration statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to the Investors (or such other number of copies as the Investors may reasonably request) and the Investors shall cease sales under such supplement or amendment until further advised by the Investors’ counsel. The Company shall also promptly notify the Investors in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a registration statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investors by email on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to any registration statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate.

f. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any registration statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investors of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g. The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities on the Trading Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 4.

h. The Company shall cooperate with the Investors to facilitate the timely preparation and delivery of the Registrable Securities (not bearing any restrictive legend) either by DWAC, DRS, or in certificated form if DWAC or DRS is unavailable, to be offered pursuant to any registration statement and enable such Registrable Securities to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request.

i. The Company shall at all times provide a transfer agent and registrar with respect to its Common Stock.

j. If reasonably requested by the Investors, the Company shall (i) immediately incorporate in a prospectus supplement or post-effective amendment such information as the Investors believe should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities, (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable upon notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to any Registration Statement.

k. The Company shall use its reasonable best efforts to cause the Registrable Securities covered by any registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

l. Within one (1) Business Day after any registration statement which includes the Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors) confirmation that such registration statement has been declared effective by the SEC in the form attached hereto as Exhibit A. Thereafter, if requested by the Investors at any time, the Company shall require its counsel to deliver to the Investors a written confirmation whether or not the effectiveness of such registration statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not the registration statement is current and available to the Investors for sale of all of the Registrable Securities.

m. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to any registration statement.

5.	OBLIGATIONS OF THE INVESTORS.

a. The Company shall notify the Investors in writing of the information the Company reasonably requires from the Investors in connection with any Registration Statement hereunder. The Investors shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b. The Investors agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder.

c. The Investors agree that, upon receipt of any notice from the Company of the happening of any event or existence of facts of the kind described in Section 4(f) or the first sentence of Section 4(e), the Investors will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investors’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) or the first sentence of Section 4(e). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to promptly deliver Common Stock without any restrictive legend in accordance with the terms of the Purchase Agreement or the related agreements entered into therewith, as applicable, in connection with any sale of Registrable Securities with respect to which any Investor has entered into a contract for sale prior to the Investors’ receipt of a notice from the Company of the happening of any event of the kind described in Section 4(f) or the first sentence of Section 4(e) and for which the Investors have not yet settled.

6.	EXPENSES OF REGISTRATION.

All reasonable expenses, other than sales or brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2, 3 and 4, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

7.	INDEMNIFICATION.

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investors, each Person, if any, who controls the Investors, the members, the directors, officers, partners, employees, agents, representatives of the Investors and each Person, if any, who controls the Investors within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement, any New Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement or any New Registration Statement or (iv) any material violation by the Company of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a): (A) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information about the Investors furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 4(c) or Section 4(e), (B) with respect to any superseded prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Company pursuant to Section 4(c) or Section 4(e), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it, (C) shall not be available to the extent such Claim is based on a failure of the Investors to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 4(c) or Section 4(e), and (D) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 10.

b. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 7 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of one such counsel to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 7, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

c. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

d. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

8.	CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law; provided, however, that:

(a) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation, and (b) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

9.	REPORTS AND DISCLOSURE UNDER THE SECURITIES ACTS.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees, at the Company’s sole expense, to:

a. make and keep public information available, as those terms are understood and defined in Rule 144 except in the case of a sale of all or substantially all of the assets of the Company, a merger or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or any transaction or series of related transactions as a result of which any Person (together with its Affiliates) acquires then outstanding securities of the Company representing more than fifty percent (50%) of the voting control of the Company;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

c. furnish to the Investors so long as the Investors own Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting and or disclosure provisions of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration; and

d. take such additional action as is requested by the Investors to enable the Investors to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s Transfer Agent as may be requested from time to time by the Investors and otherwise fully cooperate with Investors and Investors’ broker to effect such sale of securities pursuant to Rule 144.

The Company agrees that damages may be an inadequate remedy for any breach of the terms and provisions of this Section 9 and that Investors shall, whether or not it is pursuing any remedies at law, be entitled to equitable relief in the form of a preliminary or permanent injunctions, without having to post any bond or other security, upon any breach or threatened breach of any such terms or provisions.

10.	ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors.

11.	AMENDMENT OF REGISTRATION RIGHTS.

No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Business Day immediately preceding the filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, no provision of this Agreement may be (a) amended other than by a written instrument signed by both parties hereto or (b) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

12.	MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. To the extent that there is a Third Closing Date, Third Closing Date, Fourth Closing Date or Fifth Closing Date the Company and the Investors will enter into a Registration Rights Agreement pursuant to which the Company will agree to register the Underlying Shares issuable in respect of the Note and Warrant issued on such Closing Date with terms substantially similar as the terms provided in this Agreement.

c. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon receipt, when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party). The addresses for such communications shall be:

If to the Company, to:

SAFE AND GREEN DEVELOPMENT CORPORATION

900 Biscayne Blvd #501, Office 12

Miami, Florida 33121

Attention: Nicolai Brune

Email: nbrune@sgdevco.com

If to the Investors:

As provided on the signature page hereto

or at such other email and/or to the attention of such other person as the recipient party has specified by email notice given to each other party three (3) Business Days prior to the effectiveness of such change.

d. The corporate laws of the State of New York shall govern all issues concerning this Agreement. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state courts sitting in the City of New York or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the Southern District of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. The Agreement, Third Closing Debentures, Third Closing Warrant, and ancillary documentation entered into between the Company and Investors therewith constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. The Agreement, Third Closing Debentures, Third Closing Warrant, and ancillary documentation entered into between the Company and Investors therewith supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f. Subject to the requirements of Section 10, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by e-mail in a “.pdf” format data file of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

k. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

* * * * * *

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of day and year first above written.

THE COMPANY:

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ Nicolai Brune
Name:	Nicolai Brune
Title:	Chief Financial Officer

INVESTORS:

ARENA SPECIAL OPPORTUNITIES PARTNERS II, LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES (OFFSHORE) MASTER, LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES PARTNERS III, LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES FUND, LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

Address for Notice: 8647 Baypine Road, Suite 205, Jacksonville, FL 32256

Attention: Patrick Vance, Head of Operations

E-mail for Notice: tradeops@arenaco.com

[Signature Page to Registration Rights Agreement]

EXHIBIT A

TO REGISTRATION RIGHTS AGREEMENT

FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

[_________], [2025]

[Investor]

8647 Baypine Road, Suite 205

Jacksonville, FL 32256

Re: Effectiveness of Registration Statement

Ladies and Gentlemen:

We are counsel to SAFE AND GREEN DEVELOPMENT CORPORATION, a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of August 12, 2024 (as amended, restated amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), entered into by and between the Company and the investor party thereto (the “Investors”), pursuant to which the Company has agreed to issue to the Investors certain shares of common stock of the Company, par value $0.001 per share (“Common Stock”), in accordance with the terms of the Purchase Agreement and the related documents referenced below. Capitalized terms used but not defined herein have the meanings set forth in the Purchase Agreement. In connection with the transactions contemplated by the Purchase Agreement, the Company has registered with the U.S. Securities and Exchange Commission the following Common Stock:

(1)	_______________Conversion Shares (as defined in the Debentures) issued and/or to be issued to the Investors upon conversion of the Debentures issued on the Third Closing Date.

(2)	_______________Warrant Shares issued and/or to be issued to the Investors upon exercise of the Warrants issued to the Investors on [ ], 2025 in accordance with the terms thereof.

Pursuant to the Purchase Agreement, the Company and the Investors have also entered into a Registration Rights Agreement, dated as of April 4, 2025 (the “Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Purchase Agreement and the Registration Rights Agreement, on [ ], [2025], the Company filed a Registration Statement (File No. 333-[              ]) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the resale of the Registrable Securities indicated above.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [_____] [A.M./P.M.] on [_____________], [2025] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement and may be issued without any restrictive legend.

Very truly yours, [Company Counsel]

By: